SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

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Filed by a Party other than the Registrant /_/
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/_/ Preliminary Proxy Statement

/_/ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement

/_/ Definitive Additional Materials

/_/ Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                         WARWICK COMMUNITY BANCORP, INC.
                (Name of Registrant as Specified In Its Charter)
                ------------------------------------------------

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
    ------------------------------------------------------------------------

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                                      LOGO

                                18 OAKLAND AVENUE
                          WARWICK, NEW YORK 10990-0591
                                 (914) 986-2206


                                        March 17, 2000


Dear Shareholder:

         You are cordially invited to attend the 2000 Annual Meeting of Shareholders ("Annual Meeting") of Warwick Community Bancorp, Inc. ("Company"), the holding company for The Warwick Savings Bank and The Towne Center Bank, which will be held at The Inn at Central Valley, Smith Clove Road, Central Valley, New York 10917, on April 18, 2000 at 9:30 a.m., New York time.

         The attached Notice of the 2000 Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company, as well as a representative of Arthur Andersen LLP, the accounting firm appointed by the Board of Directors to be the Company's independent auditors for the fiscal year ending December 31, 2000, will be present at the Annual Meeting to respond to appropriate questions from our shareholders.

         The Board of Directors of the Company has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interests of the Company and its shareholders and unanimously recommends a vote "FOR" election of each of the four nominees for director and "FOR" each of the other proposals identified in the Notice of the 2000 Annual Meeting of Shareholders.

         YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING, BUT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND. IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO ATTEND AND TO VOTE PERSONALLY AT THE ANNUAL MEETING. EXAMPLES OF SUCH DOCUMENTATION INCLUDE A BROKER'S STATEMENT, LETTER OR OTHER DOCUMENT CONFIRMING YOUR OWNERSHIP OF SHARES OF THE COMPANY.

         On behalf of the Board of Directors and the employees of the Company, thank you for your continued support.

                                       Sincerely yours,


                                       [Facsimile signature]


                                       Timothy A. Dempsey
                                       Chairman of the Board
                                          and Chief Executive Officer

                                      LOGO

                                18 OAKLAND AVENUE
                          WARWICK, NEW YORK 10990-0591
                                 (914) 986-2206


                NOTICE OF THE 2000 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 18, 2000


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Warwick Community Bancorp, Inc. ("Company") will be held at The Inn at Central Valley, Smith Clove Road, Central Valley, New York 10917, on April 18, 2000 at 9:30 a.m., New York time, for the following purposes:

         1.       To elect four directors, each to serve for a three-year term;

         2. To ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 31, 2000; and

         3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof. As of the date hereof, the Board of Directors of the Company is not aware of any such other business.

         The Board of Directors has fixed the close of business on March 1, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.
A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at 18 Oakland Avenue, Warwick, New York, for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting.

         A copy of the 1999 Annual Report to Shareholders of the Company, which for purposes of the regulations of the Federal Deposit Insurance Corporation serves as the Annual Disclosure Statement of The Warwick Savings Bank and The Towne Center Bank, subsidiaries of the Company, accompanies this Notice of the 2000 Annual Meeting of Shareholders. Shareholders may obtain, free of charge, an additional copy of the Annual Report by writing to Barbara A. Rudy, Senior Vice President, Shareholder Relations, The Warwick Savings Bank, P.O. Box 591, Warwick, New York 10990-0591.

         YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

                                        By Order of the Board of Directors,


                                        [Facsimile signature]


                                        Nancy L. Sobotor-Littell
                                        Corporate Secretary

Warwick, New York
March 17, 2000

                                      LOGO

                                18 OAKLAND AVENUE
                          WARWICK, NEW YORK 10990-0591
                                 (914) 986-2206


                      ------------------------------------



                             PROXY STATEMENT FOR THE
                       2000 ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 18, 2000


                               GENERAL INFORMATION


GENERAL

         This Proxy Statement and accompanying Proxy Card are being mailed to shareholders of Warwick Community Bancorp, Inc. ("Company") on or about March 17, 2000 in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held at The Inn at Central Valley, Smith Clove Road, Central Valley, New York 10917, on April 18, 2000 at 9:30 a.m., New York time, and at any adjournment or postponement thereof ("Annual Meeting").

         On July 21, 1998, the Company changed its fiscal year from the twelve-month period ending May 31st to the twelve-month period ending December 31st. Due to this change in the Company's fiscal year, certain information presented in this Proxy Statement is measured through the seven-month transition period ended December 31, 1998.


RECORD DATE AND VOTING RIGHTS

         The Board of Directors of the Company has fixed the close of business on March 1, 2000 as the record date ("Record Date") for the determination of the holders of the Company's issued and outstanding common stock, par value $.01 per share ("Common Stock"), entitled to notice of and to vote at the Annual Meeting. Only holders of record of Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 5,536,790 shares of Common Stock outstanding.
The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum thereat.

         Each holder of shares of Common Stock outstanding on the Record Date will be entitled to one vote for each share held of record (except for Excess Shares, if any, as defined below) upon each matter to be voted upon at the Annual Meeting. As provided in the Company's Certificate of Incorporation, if any person beneficially owns, directly or indirectly, shares of Common Stock in excess of 10% of the then issued and outstanding shares of Common Stock, all such shares beneficially owned by such person in excess of the 10% threshold shall be deemed to be "Excess Shares," and the holder thereof shall be entitled to cast only one one-hundredth (1/100) of a vote per share for each Excess Share. A person or entity is deemed to beneficially own shares owned by an affiliate or associate as well as persons acting in concert with such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to interpret and apply the provisions of the Certificate of Incorporation governing Excess Shares and to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to ascertain compliance with such provisions and (ii) to demand that any person who is reasonably believed to beneficially own Excess Shares supply information to the Company to enable the Board of Directors to implement and apply such provisions.

         If the enclosed Proxy Card is properly executed and received by the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions indicated thereon. IF NO INSTRUCTIONS ARE GIVEN, EXECUTED PROXIES WILL BE VOTED FOR ELECTION OF EACH OF THE FOUR NOMINEES FOR DIRECTOR AND FOR EACH OF THE OTHER PROPOSALS IDENTIFIED IN THE NOTICE OF THE 2000 ANNUAL MEETING.


VOTE REQUIRED

         Directors are elected by a plurality of the votes cast in person or by proxy at the Annual Meeting. The holders of Common Stock may not vote their shares cumulatively for the election of directors. Ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors requires the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon. ACCORDINGLY, SHARES AS TO WHICH THE "ABSTAIN" BOX HAS BEEN SELECTED ON THE PROXY CARD WITH RESPECT TO THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE COMPANY WILL BE COUNTED AS PRESENT AND ENTITLED TO VOTE AND WILL HAVE THE EFFECT OF A VOTE AGAINST THAT PROPOSAL. IN CONTRAST, SHARES UNDERLYING BROKER NON-VOTES WILL NOT BE COUNTED AS PRESENT AND ENTITLED TO VOTE AND WILL HAVE NO EFFECT ON THE VOTE FOR SUCH PROPOSAL.


REVOCABILITY OF PROXIES

         The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. However, a shareholder may revoke a proxy at any time before it is voted by (i) filing a written notice of revocation with the Corporate Secretary of the Company prior to the Annual Meeting, (ii) delivering to the Corporate Secretary prior to the Annual Meeting a duly executed proxy bearing a later date or (iii) attending the Annual Meeting, filing a written notice of revocation with the secretary of the Annual Meeting and voting in person.

         IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED APPROPRIATE DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO BE ADMITTED TO THE ANNUAL MEETING AND TO VOTE AT THE ANNUAL MEETING. Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of shares of the Company.


SOLICITATION OF PROXIES

         The Company will bear the costs of soliciting proxies from its shareholders. In addition to the solicitation of proxies by mail, Georgeson Shareholder Communications Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee estimated to be $3,000, plus out-of-pocket expenses. Proxies may also be solicited personally, by telephone, facsimile or other means by directors, officers and employees of the Company or its subsidiaries, without additional compensation. The Company will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to forward proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for reasonable expenses incurred in connection therewith.


STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information as to those persons believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock as of February 29,

2000. Other than those persons listed below, the Company is not aware of any person who is the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock as of February 29, 2000. Except as otherwise indicated, the information provided in the following table was obtained from filings with the Securities and Exchange Commission ("SEC") and with the Company pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). For purposes of the following table and the table set forth under "Stock Ownership of Management," in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to "beneficially own" any shares of Common Stock (a) over which such person has, directly or indirectly, sole or shared voting or investment power or
(b) of which such person has the right to acquire beneficial ownership, including the right to acquire beneficial ownership by the exercise of stock options, at any time within 60 days after February 29, 2000. As used herein, "voting power" includes the power to vote, or direct the voting of, such shares, and "investment power" includes the power to dispose, or direct the disposition of, such shares.




                                                                           AMOUNT AND NATURE            PERCENT OF
   TITLE OF CLASS                   NAME AND ADDRESS OF                      OF BENEFICIAL             COMMON STOCK
    OF SECURITY                      BENEFICIAL OWNER                         OWNERSHIP               OUTSTANDING(4)
--------------------- --------------------------------------------  ------------------------------ ----------------------
Common Stock          Warwick Community Bancorp, Inc.                         527,714(1)                   9.5%
                      Employee Stock Ownership Plan and
                      Trust ("ESOP")
                      18 Oakland Avenue
                      Warwick, New York 10990-0591

Common Stock          Salomon Smith Barney Inc.                               469,920(2)                   8.5%
                      388 Greenwich Street
                      New York, New York 10013

Common Stock          Kahn Brothers & Co., Inc.                               392,328(3)                   7.1%
                      555 Madison Avenue, 22nd Floor
                      New York, New York 10022


-------------------------------


(1) The ESOP is administered by The Warwick Savings Bank ("Warwick Savings") as Plan Administrator and by a committee established pursuant to the ESOP ("ESOP Committee"). The assets of the ESOP are held in a trust ("ESOP Trust") for which HSBC Bank USA serves as trustee ("ESOP Trustee"). The ESOP Trust purchased such shares following Warwick Savings' conversion from mutual to stock form ("Conversion") with funds borrowed from the Company. The Common Stock acquired by the ESOP is released from a suspense account and allocated annually to the accounts of participants based upon the contributions made to the ESOP by the Company. The ESOP Committee may instruct the ESOP Trustee regarding investment of assets held in the ESOP Trust. The ESOP Trustee generally votes all allocated shares held in the ESOP Trust in accordance with the instructions of participants. As of December 31, 1999, 126,037 of the 527,714 shares held in the ESOP Trust were allocated to participants. Pursuant to the terms of the ESOP, unallocated shares are generally voted by the ESOP Trustee in a manner calculated to most accurately reflect the voting instructions received from participants regarding the allocated shares so long as such vote is in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended.

(2) Based on information in a Schedule 13G/A, dated February 14, 2000, filed on behalf of Salomon Smith Barney Inc. ("SSB"), a New York corporation, Salomon Brothers Holding Company Inc. ("SBHC"), a Delaware corporation which is the sole stockholder of SSB, Salomon Smith Barney Holdings Inc. ("SSBH"), a New York corporation which is the sole stockholder of SBHC, and Citigroup Inc. ("Citigroup"), a Delaware corporation which is the sole stockholder of SSBH. SSB, SSHC, SSBH and Citigroup have shared voting and shared dispositive power over all of the shares shown.


(3) Based on information in a Schedule 13G/A, dated February 4, 2000, filed on behalf of Kahn Brothers & Co., Inc. ("Kahn"). Kahn has shared dispositive power over all of the shares shown.

(4) Percentages have been calculated on the basis of 5,536,790 shares of Common Stock, the number of shares of Common Stock outstanding as of February 29, 2000.

STOCK OWNERSHIP OF MANAGEMENT

         The following table sets forth information with respect to the shares of Common Stock beneficially owned by each director of the Company, by each executive officer of the Company identified in the Summary Compensation Table included on page 14 of this Proxy Statement and by all directors and executive officers of the Company or Warwick Savings as a group as of February 29, 2000. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock indicated.



                                                                       AMOUNT AND NATURE OF            PERCENT OF
                                                                        BENEFICIAL OWNERSHIP          COMMON STOCK
             NAME                            TITLE(1)                   (2)(3)(4)(5)(6)(7)           OUTSTANDING(8)
-------------------------------- ---------------------------------------------------------------------------------------
Timothy A. Dempsey               Chairman of the Board,                                      105,152      1.9%
                                 Chief Executive Officer
                                    and Director
Ronald J. Gentile                President, Chief Operating                                   91,359      1.6%
                                    Officer and Director
Arthur W. Budich                 Senior Vice President,                                       51,647       *
                                 Treasurer and Chief
                                    Financial Officer
Laurence D. Haggerty             Senior Vice President                                        39,619       *
Frances M. Gorish                Director                                                     17,963       *
R. Michael Kennedy               Director                                                     51,769       *
Fred M. Knipp                    Director                                                     28,883       *
Emil R. Krahulik                 Director                                                     18,965       *
Thomas F. Lawrence, Jr.          Director                                                     14,883       *
John J. McDermott III            Director                                                      5,000       *
Henry L. Nielsen, Jr.            Director                                                     14,883       *
John W. Sanford III              Director                                                     16,457       *
Robert N. Smith                  Director                                                     28,883       *
All directors and executive officers
as a group (16 persons)                                                                      584,304    10.4%


------------------------------


* Less than 1.0% of outstanding Common Stock.

(1)  Titles are for the Company.

(2) The figures shown include shares which individuals have the right to acquire beneficial ownership of by the exercise of stock options pursuant to the Stock Option Plan of Warwick Community Bancorp, Inc. ("Option Plan") as follows: Mr. Dempsey, 20,000 shares; Mr. Gentile, 13,000 shares; Mr. Budich, 7,000 shares; Mr. Haggerty, 7,000 shares; each of Mrs. Gorish and Messrs. Kennedy, Knipp, Krahulik, Lawrence, Nielsen, Sanford and Smith, 3,963 shares; and all directors and executive officers as a group, 99,704 shares. See "Election of Directors -- Directors' Compensation -- Option Plan and RRP" and "Election of Directors -- Executive Compensation -- Stock Option Plan."




                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

(3) The figures shown include shares held in trust pursuant to the ESOP that have been allocated as of December 31, 1999 to individual accounts of ESOP participants as follows: Mr. Dempsey, 3,331 shares; Mr. Gentile, 3,472 shares; Mr. Budich, 3,053 shares; Mr. Haggerty, 3,871 shares; and all executive officers as a group, 20,859 shares. Such persons have voting power (subject to the duties of the ESOP Trustee) but no investment power, except in limited circumstances, as to such shares. The figures shown do not include 401,677 shares held in trust pursuant to the ESOP that have not been allocated to any individual's account and as to which the members of the Company's ESOP Committee (consisting of Messrs. Dempsey, Gentile and Budich, Mrs. Sobotor-Littell and Ms. Rudy) and each of the participants identified in the table may be deemed to share investment power, except in limited circumstances, thereby causing each such person to be deemed a beneficial owner of such shares. Each of the members of the ESOP Committee and the participants identified in the table disclaims beneficial ownership of such shares and, accordingly, such shares are not attributed to the members of the ESOP Committee or the participants identified in the table individually. See "Election of Directors -- Executive Compensation -- Employee Stock Ownership Plan and Trust."

(4) The figures shown include shares held pursuant to The Warwick Savings Bank 401(k) Savings Plan ("401(k) Plan") that have been allocated as of February 29, 2000 to individual accounts as follows: Mr. Dempsey, 813 shares; Mr. Gentile, 7,024 shares; Mr. Budich, 4,502 shares; Mr. Haggerty, 3,264 shares; and all executive officers as a group, 19,585 shares. Such persons have shared voting and investment power as to such shares. See "Election of Directors-- Executive Compensation -- 401(k) Plan."

(5) The figures shown include shares held under the Recognition and Retention Plan of Warwick Community Bancorp, Inc. ("RRP"), over which each individual has sole voting but no investment power, as follows: Mr. Dempsey, 42,284 shares; Mr. Gentile, 29,598 shares; Mr. Budich, 12,684 shares; Mr. Haggerty, 12,684 shares; each of Mrs. Gorish and Messrs. Kennedy, Knipp, Krahulik, Lawrence, Nielsen, Sanford and Smith, 7,135 shares; and all directors and executive officers as a group, 192,382 shares. See "Election of Directors -- Executive Compensation-- Recognition and Retention Plan."

(6) The figures shown include shares held pursuant to the Benefit Restoration Plan of The Warwick Savings Bank ("BRP") as to which each person identified has no voting power, but may be deemed to share investment power, as follows: Mr. Dempsey, 2,571 shares; Mr. Gentile, 864 shares; and all executive officers as a group, 3,435 shares. See "Election of Directors-- Executive Compensation-- Benefit Restoration Plan."

(7) The figures shown include shares over which individuals may be deemed to share voting and investment power (other than as disclosed in notes 2, 3, 4 and 5) as follows: Mr. Dempsey, 15,000 shares; Mr. Gentile, 15,000 shares; Mr. Budich, 11,500 shares; Mr. Kennedy, 18,266 shares; Mr. Knipp, 15,000 shares; Mr. Lawrence, 1,000 shares; Mr. Sanford, 2,500 shares; Mr. Smith, 5,500 shares; and all directors and executive officers as a group, 84,766 shares.

(8) Percentages with respect to each person or group of persons have been calculated on the basis of 5,536,790 shares of Common Stock, the number of shares of Common Stock outstanding as of February 29, 2000, plus the number of shares of Common Stock which such person or group of persons has the right to acquire within 60 days after February 29, 2000.



                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

GENERAL

         The Certificate of Incorporation and By-Laws of the Company provide that the Board of Directors shall be divided into three classes. The directors of each class serve for a term of three years, with one class elected each year. In all cases, directors serve until their successors are duly elected and qualified. In November 1999, by resolution of the Board of Directors, the size of the Board was increased from 10 to 11 members, and the Board of Directors elected a new director, John J. McDermott III, to fill the vacancy resulting from the increase in the size of the Board.

         The terms of four directors expire at the Annual Meeting. Each of the four incumbent directors, Frances M. Gorish, R. Michael Kennedy, John W. Sanford III and Robert N. Smith, has been nominated by the Board of Directors to be re-elected at the Annual Meeting, each to serve for a three-year term expiring at the 2003 Annual Meeting and until their successors are otherwise duly elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve if elected. However, if any nominee should become unable to serve, the proxies received in response to this solicitation that were voted in favor of such nominee will be voted for the election of such other person as shall be designated by the Board of Directors of the Company, unless the Board of Directors shall determine to reduce the number of directors pursuant to the By-Laws of the Company.
In any event, proxies cannot be voted for a greater number of persons than the four nominees named.


INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

         The following table sets forth certain information with respect to each nominee for election as a director and each continuing director whose term does not expire at the Annual Meeting. There are no arrangements or understandings between the Company and any director or nominee pursuant to which such person was elected or nominated to be a director of the Company. For information with respect to security ownership of directors, see "General Information -- Stock Ownership of Management."


                                                                                                             DIRECTOR
              NAME                   AGE(1)       END OF TERM     POSITION HELD WITH THE COMPANY             SINCE(2)
-------------------------------  -----------   ----------------  -------------------------------------  -------------
NOMINEES FOR A THREE-YEAR
  TERM EXPIRING IN 2003

FRANCES M. GORISH                      72             2000        DIRECTOR                                     1979
R. MICHAEL KENNEDY                     48             2000        DIRECTOR                                     1997
JOHN W. SANFORD III                    63             2000        DIRECTOR                                     1986
ROBERT N. SMITH                        50             2000        DIRECTOR                                     1994

CONTINUING DIRECTORS

TIMOTHY A. DEMPSEY                     66             2001        CHAIRMAN OF THE BOARD, CHIEF                 1974
                                                                     EXECUTIVE OFFICER AND DIRECTOR
RONALD J. GENTILE                      50             2002        PRESIDENT, CHIEF OPERATING OFFICER           1990
                                                                    AND DIRECTOR
FRED M. KNIPP                          69             2001        DIRECTOR                                     1992
EMIL R. KRAHULIK                       66             2002        DIRECTOR                                     1984
THOMAS F. LAWRENCE, JR.                72             2002        DIRECTOR                                     1965
JOHN J. MCDERMOTT III                  65             2003        DIRECTOR                                     1999
HENRY L. NIELSEN, JR.                  73             2001        DIRECTOR                                     1962

---------------------------


(1)  AT FEBRUARY 29, 2000.

(2) INCLUDES TERMS AS TRUSTEE OF WARWICK SAVINGS AND OF PREDECESSOR AFFILIATED INSTITUTIONS PRIOR TO THE INCORPORATION OF THE COMPANY ON SEPTEMBER 10, 1997.

The principal occupation and business experience of each nominee for election as director and each continuing director are set forth below.

NOMINEES FOR ELECTION AS DIRECTORS

         FRANCES M. GORISH joined Warwick Savings in 1944 and has served as a director since 1979. Now retired, she served in various capacities for Warwick Savings, most recently as Vice President and Corporate Secretary. In addition, she serves as treasurer of the Salvation Army, Lorena Abbott Service Unit, and as treasurer of the Florida Historical Society. Mrs. Gorish also serves as a director of Warwick Savings' subsidiaries, Warsave Development, Inc. ("Warsave"), WSB Financial Services, Inc. ("WSB Financial") and Towne Center Mortgage Co., Inc. ("Towne Center Mortgage"), and as a director of The Warwick Savings Foundation ("Foundation").

         R. MICHAEL KENNEDY has served as a director of Warwick Savings since 1997. Mr. Kennedy is a general partner and manager of various real estate companies, all managed through Kennedy Companies, Inc. He is also the general managing partner of the Fireplace Restaurant. Mr. Kennedy is also a director of the Company's commercial bank subsidiary, The Towne Center Bank ("Towne Center Bank").

         JOHN W. SANFORD III has served as a director of Warwick Savings since 1986. Mr. Sanford also serves as President of John W. Sanford & Son, Inc., an insurance agency, and is a partner in Maple Terrace Farms, a dairy beef business.

         ROBERT N. SMITH has served as a director of Warwick Savings since 1994. Mr. Smith also serves as a director of the Foundation. He is currently the President of Lazear-Smith Funeral Homes, Inc. Mr. Smith is also sole proprietor of Smith and Gesell Associates, a bookkeeping and tax preparation service.


         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
               VOTE "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS.


CONTINUING DIRECTORS

         TIMOTHY A. DEMPSEY serves as the Chairman of the Board and Chief Executive Officer and a director of the Company and as the Chairman of the Board and a director of Warwick Savings. Mr. Dempsey has been involved in the financial institutions industry for more than 45 years and has served as a director of Warwick Savings since 1974. Mr. Dempsey also served as the Chief Executive Officer of Warwick Savings from 1985 through December 1999. He also serves as a director of Warsave, WSB Financial and Towne Center Mortgage, as Chairman of the Board and a director of Towne Center Bank, and as President and a director of the Foundation. In addition, he serves as a director of the Institutional Investors Capital Appreciation Fund, Inc., a director of the M.S.B. Fund Inc. and as trustee of the Mount Saint Mary College and Chairman of the Foundation Board of St. Anthony Community Hospital.

         RONALD J. GENTILE serves as the President and Chief Operating Officer and a director of the Company and as the President and Chief Executive Officer and a director of Warwick Savings. Mr. Gentile joined Warwick Savings and has been a director since 1990. Prior to January 1, 2000, Mr. Gentile served as President and Chief Operating Officer of Warwick Savings. In addition, he serves as President of Warsave, WSB Financial and Towne Center Mortgage. He also serves as Executive Vice President of the Foundation. Prior to joining Warwick Savings, Mr. Gentile served as a senior bank examiner for the Federal Deposit Insurance Corporation. He is also a member of the board of directors of the Orange County Chamber of Commerce, Bon Secours Charity Health System (St. Anthony Community Hospital) and Winslow Therapeutic Riding Unlimited, and a former President and current member of the Warwick Valley Rotary Club.

         FRED M. KNIPP has served as a director of Warwick Savings since 1984. He is the former President and Chief Executive Officer of, and is currently a director of, Warwick Valley Telephone Company, and he is also a director of Centrex Communications Corporation and a director of Towne Center Bank.

         EMIL R. KRAHULIK has served as a director of Warwick Savings since 1984. He is a partner in the law firm of Bonacic, Blustein & Krahulik, LLP, and he served as Warwick Savings' general counsel until January 2000, when he was succeeded as general counsel by his son, Robert E. Krahulik.

         THOMAS F. LAWRENCE, JR. has served as a director of Warwick Savings since 1965. Mr. Lawrence, now retired, formerly served as President of Warwick Auto Co. He is also President of the Warwick Cemetery Association. Mr. Lawrence also serves as a director of Warsave, WSB Financial, Towne Center Mortgage and the Foundation. Mr. Lawrence is Nancy L. Sobotor-Littell's father.

         JOHN J. MCDERMOTT III was elected as a director of the Company and Warwick Savings in December 1999. He is a managing partner in J.D. Blake Company and in Land Investment Group of Newburgh, and he is the President of Hudson West Realty Corp. Mr. McDermott is also a member of the board of directors of The Chamber of Commerce of Orange County, Inc.

         HENRY L. NIELSEN, JR. has served as a director of Warwick Savings since 1962. He is the President of Nielsen Construction Co., Inc. and is a director of Warwick Valley Telephone Company. He is also the President of the Warwick Historical Society and a trustee of the Warwick Cemetery Association. Mr. Nielsen also serves as a director of Warsave, WSB Financial and Towne Center Mortgage.


BOARD AND COMMITTEE MEETINGS

         The Board of Directors generally meets twice a month and may have additional special meetings from time to time. During the fiscal year ended December 31, 1999, the Board of Directors met 25 times. No current director attended fewer than 75% of the aggregate of (i) the total number of Board meetings held during the period for which he or she was a director and (ii) the total number of meetings held by all committees of the Board on which he or she served during the periods that he or she served.

         The Board of Directors of the Company maintains the following standing committees:

         The EXECUTIVE COMMITTEE currently consists of Mr. Gentile, Mr. Nielsen, Mr. Lawrence, Mrs. Gorish, Mr. Krahulik and Mr. Sanford. The Executive Committee generally oversees the affairs of the Company, considers proposals from management in relation to the election of officers and makes recommendations to the Board regarding those individuals nominated to officer positions. The Executive Committee met 5 times during the fiscal year ended December 31, 1999.

         The AUDIT COMMITTEE currently consists of Mr. Sanford, Mr. Kennedy, Mr. Lawrence, Mrs. Gorish and Mr. Smith. The Audit Committee meets periodically with its independent certified public accountants to arrange the Company's annual financial statement audit and to review and evaluate recommendations made during the annual audit. The Audit Committee also reviews and evaluates the procedures and performances of the Company's internal auditing staff. The Audit Committee met 2 times during the fiscal year ended December 31, 1999.

         The COMPENSATION COMMITTEE currently consists of Mrs. Gorish, Mr. Kennedy, Mr. Smith and Mr. Sanford. The Compensation Committee is responsible for overseeing the development, implementation and conduct of the Company's employment and personnel policies, notices and procedures, including the administration of the Company's and Warwick Savings' compensation and benefit programs. The Compensation Committee met 4 times during the fiscal year ended December 31, 1999.

         The NOMINATING COMMITTEE consists of Messrs. Nielsen, Lawrence and Dempsey. The Nominating Committee recommends candidates for election to the Board of Directors. The Nominating Committee met 1 time during the fiscal year ended December 31, 1999.


DIRECTORS' COMPENSATION

         FEE ARRANGEMENTS. Currently, each director of Warwick Savings who is not an employee of Warwick Savings or the Company receives a fee of $500 for each Warwick Savings Board meeting attended and $250 for each committee meeting attended, and the members of the Re-Inspection Committee of Warwick Savings each receive an annual fee of $250. In addition, Messrs. Kennedy and Knipp each receive a fee of $500 for each Towne Center Bank Board meeting attended and $250 for each committee meeting attended. Directors of the Company are not separately compensated for their services as such. In 2000, each non-employee director of the Company will also receive a retainer of $10,000, which will be paid in quarterly installments of $2,500.

         OPTION PLAN AND RRP. The Stock Option Plan of Warwick Community Bancorp, Inc. ("Option Plan") and the Recognition and Retention Plan of Warwick Community Bancorp, Inc. ("RRP") were adopted by the Board of Directors of the Company and subsequently approved by the Company's shareholders at a special meeting held on June 24, 1998. On such date, each non-officer director of the Company was granted a non- qualified stock option to purchase 19,819 shares of Common Stock under the Option Plan. These options are scheduled to vest, that is, become exercisable, at a rate of 20% per year over a five-year period beginning on June 24, 1999 and will become immediately exercisable upon the director's death, disability or retirement or upon a change in control of the Company, as such terms are defined in the Option Plan.

         Similarly, on June 24, 1998, each non-officer director was awarded 8,919 shares of Common Stock under the RRP. These awards are also scheduled to vest at a rate of 20% per year over a five-year period beginning on June 24, 1999 and will also become 100% vested upon the director's death, disability or retirement or upon a change in control of the Company, as such terms are defined in the RRP.


EXECUTIVE OFFICERS

         The following individuals are the executive officers of the Company and have the titles set forth across from their names.


NAME                        Positions Held with the Company

Timothy A. Dempsey          Chairman of the Board and Chief Executive Officer
Ronald J. Gentile           President and Chief Operating Officer
Arthur W. Budich            Senior Vice President, Treasurer and Chief Financial
                            Officer
Laurence D. Haggerty        Senior Vice President
Donna M. Lyons              Senior Vice President/Auditor
Barbara A. Rudy             Senior Vice President, Shareholder Relations
Nancy L. Sobotor-Littell    Corporate Secretary and Director of Human Resources

         The executive officers of the Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors. The Company has entered into employment agreements with certain of its executive officers which set forth the terms of their employment. See "-- Executive Compensation -- Employment Agreements."

         Biographical information of the executive officers of the Company who are not directors is set forth below.

         ARTHUR W. BUDICH, age 49, has served as the Senior Vice President, Treasurer and Chief Financial Officer of Warwick Savings since 1992. He has been employed by Warwick Savings in various capacities since 1986. He also serves as Treasurer of Warsave, WSB Financial and Towne Center Mortgage and as Vice President and Treasurer of the Foundation. Mr. Budich also serves as Senior Vice President, Treasurer and Chief Financial Officer of Towne Center Bank.

         LAURENCE D. HAGGERTY, age 56, served as Senior Vice President in the Commercial Lending department of Warwick Savings since joining Warwick Savings in 1991. Mr. Haggerty now serves as Executive Vice President and Chief Lending Officer of Towne Center Bank.

         DONNA M. LYONS, age 44, has served as Senior Vice President of Warwick Savings since 1992 and has served as Auditor of Warwick Savings since joining Warwick Savings in 1989. Mrs. Lyons now also serves as Auditor of Towne Center Bank.

         BARBARA A. RUDY, age 47, has served as a Senior Vice President of Warwick Savings since 1991 and also serves as Vice President of Towne Center Mortgage. Ms. Rudy has been employed by Warwick Savings in various capacities since 1972.

         NANCY L. SOBOTOR-LITTELL, age 42, has served as the Corporate Secretary and Director of Human Resources of Warwick Savings since 1988. She has been employed by Warwick Savings in various capacities since 1975. In addition, she serves as Corporate Secretary of Warsave, WSB Financial and Towne Center Mortgage and as Secretary of the Foundation. She also serves as Director of Human Resources for Towne Center Bank. Mrs. Sobotor-Littell is Mr. Lawrence's daughter.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         THE FOLLOWING REPORT OF THE COMPANY'S COMPENSATION COMMITTEE IS PROVIDED IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE SEC. PURSUANT TO SUCH RULES AND REGULATIONS, THIS REPORT SHALL NOT BE DEEMED "SOLICITING MATERIAL" FILED WITH THE SEC SUBJECT TO REGULATION 14A OR 14C OF THE SEC OR SUBJECT TO SECTION 18 OF THE EXCHANGE ACT.

         Under the rules and regulations of the Securities and Exchange Commission, the Company is required to provide certain information with respect to the compensation and benefits provided to the Company's chief executive officer ("CEO") and other executive officers of the Company for the Company's last completed fiscal year. Because the Company had no significant assets, liabilities or operations until December 23, 1997, the discussion below reflects the policies of the Compensation Committee (previously, the Budget Committee) of Warwick Savings prior to such date and the Compensation Committee of the Company subsequent to such date.

         The Compensation Committee annually reviews and makes recommendations to the Board of Directors of the Company regarding the policies that govern executive compensation and stock ownership programs, including the compensation of Mr. Dempsey, the Chairman of the Board and CEO of the Company. The Compensation Committee of the Company is comprised of four members of the Board of Directors of the Company who are not officers of Warwick Savings or the Company and for calendar year 1999 consisted of Mrs.
Gorish, Mr. Kennedy, Mr. Smith and Mr. Sanford.

         The overall compensation structure of the Company is aimed at establishing a compensation package that rewards both individual performance and the Company's performance and is competitive with compensation levels at comparable banking institutions. In connection with the conversion of Warwick Savings from mutual to stock form ("Conversion") and the initial public offering of the Company in 1997, Warwick Savings retained a nationally recognized compensation consulting firm as an independent compensation expert with respect to the Company's plans and programs. Based upon published professional survey data of similarly situated publicly-traded financial institutions operating in relevant markets, such firm rendered an opinion to Warwick Savings that, with respect to the total cash compensation for executive officers, such compensation, viewed as a whole and on an individual basis, was reasonable and proper in comparison to the compensation provided to the executive officers at similarly situated publicly-traded financial institutions, and that the shares of stock to be reserved under the ESOP, the RRP and the Option Plan, as a whole, were reasonable in comparison to similar publicly-traded financial institutions.

         BASE SALARY. In determining base salary levels for 1999, the Compensation Committee compared the salaries of the Company's officers with those of 19 peer banks in New York, 11 peer banks in New Jersey and four peer banks in Connecticut, taking into account asset size and relative performance during the prior year. The peer group used in the Committee's analysis differs from the companies included in the Nasdaq Composite Index and Nasdaq Bank Composite Index used in the Performance Graph on page 13 of this Proxy Statement since these two indices reflect the stock performance of a significantly broader group of companies and financial institutions.

         Based upon such comparison, the Compensation Committee concluded that, in order to give the Company's executive officers incentives to keep performing at their current and higher levels, the salary levels for the Company's CEO and other executive officers should reflect the level of performance achieved by Warwick Savings and should be aligned with the interests of the Company's shareholders. In addition, the Compensation Committee concluded that salary level should take into account the officer's individual responsibility and performance as well.

         STOCK OWNERSHIP PROGRAMS. The Compensation Committee believes that providing executive officers with significant stock ownership and stock options aligns the interests of executive officers with the interests of the Company's shareholders. In this regard, the Company adopted the ESOP at the time of the Company's initial public offering in 1997. In addition, as contemplated during Warwick Savings' Conversion and the Company's initial public offering, in April 1998 the Board of Directors of the Company adopted, and in June 1998 the Company's shareholders approved, the Option Plan and the RRP.

         In June 1998, stock options were granted under the Option Plan to certain officers, including Messrs. Dempsey and Gentile, at an exercise price equal to the fair market value of the Company's shares on the date of grant. These grants were awarded to provide an incentive for future performance by giving the grantees, including the executive officers, equity interests in the Company. The size of the grants to executive officers were based in part on the practices of other similar institutions and in part on the performance and position of the executive officer of the Company. Such stock options are generally granted for a term of 10 years and generally vest (that is, become exercisable) 20% upon the first anniversary of the date of grant, and 20% more on each subsequent anniversary thereof, with 100% vesting in the event of death or disability. There have been no further grants of options under the Option Plan.

         In June 1998, shares of the Company's stock were awarded under the RRP to certain officers, including Messrs. Dempsey and Gentile. The number of shares awarded to each executive officer was based in part on the practices of other similar institutions and in part on the performance and position of the executive officer of the Company. Such stock awards generally vest (that is, become distributable to the officer) 20% upon the first anniversary of the date of the award, and 20% more on each subsequent anniversary thereof, with 100% vesting in the event of death or disability. There have been no further awards of shares under the RRP.

         INCENTIVE COMPENSATION. In March 1999, the Compensation Committee recommended, and the Board of Directors adopted, a Performance Compensation Plan to provide certain key officers of the Company and its affiliates, including Messrs. Dempsey and Gentile, with an incentive to achieve business objectives, to attract and retain individuals of outstanding competence and to provide a means of compensating such individuals for their contributions to the Company. The Performance Compensation Plan provides for cash payments to eligible officers based upon the annual performance of the Company during 1999 in comparison to pre-established target goals based upon the Company's pre-tax net income as compared to the prior year. The Performance Compensation Plan was adopted for 1999, with the expectation that subsequent plans would be developed for plan years 2000 and beyond. In January 2000, the Board of Directors established target goals for 2000.

         CHIEF EXECUTIVE OFFICER. The Compensation Committee reviewed the performance of Mr. Dempsey as the CEO of Warwick Savings and the Company over the prior year and concluded that his performance was excellent, in terms of the continued development and achievement of Warwick Savings' and the Company's overall strategic goals and objectives as set forth in Warwick Savings' business plan, the successful Conversion of Warwick Savings and the initial public offering of the Company, and Warwick Savings' and the Company's successful financial results since the Conversion, including the growth in Warwick Savings' asset base and leveraging of the new capital raised in the Company's initial public offering. Mr. Dempsey also actively participated in a variety of outside organizations and causes, including various community and industry organizations, which served to benefit the Company. Based upon the foregoing, in December 1999, the Compensation Committee recommended, and the Board of Directors agreed, that Mr. Dempsey's annual rate of salary remain at $250,000 for calendar year 2000. This is based on Mr. Dempsey's continued excellent performance as CEO of Warwick Savings and the Company during 1999 and is in light of the adoption of the Performance Compensation Plan which will provide incentive compensation if pre-established target goals are met.

                        The 1999 Compensation Committee:
                        Frances M. Gorish, Chairman
                        R. Michael Kennedy
                        Robert N. Smith
                        John W. Sanford III


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1999, the Compensation Committee consisted of Mrs. Gorish, Mr. Kennedy, Mr. Smith and Mr. Sanford. There are no interlocks, as defined under the rules and regulations of the SEC, between members of the Compensation Committee or executive officers of the Company and corporations with respect to which such persons are affiliated, or otherwise.


PERFORMANCE GRAPH

         Pursuant to the rules and regulations of the SEC, the graph below, prepared by SNL Securities, L.C., compares the performance of the Company's Common Stock with that of the Nasdaq Composite Index (U.S. Companies) and the Nasdaq Bank Composite Index (banks and bank holding companies, over 99% of which are based in the United States) from December 23, 1997, the date of the Company's initial public offering, through December 31, 1999. The graph is based on an investment of $100 in the Company's Common Stock at its closing price of $15.625 on December 23, 1997 and assumes the reinvestment of all dividends in additional shares of the same class of equity securities as those below.

[GRAPHIC OMITTED]



                                                                        PERIOD ENDING
                                       --------------------------------------------------------------------------------

INDEX                                    12/23/97      12/31/97     6/30/98       12/31/98     6/30/99       12/31/99
-------------------------------------  ------------ ------------- ------------ ------------- ------------ -------------

Warwick Community Bancorp, Inc.           100.00        111.20       107.20         94.97        82.66         71.17
NASDAQ-- Total US                         100.00        104.01       125.07        146.57       179.38        264.79
NASDAQ Bank Index                         100.00        103.00       106.65        102.28       105.35         98.37

-------------------------------


Note: There can be no assurance that the stock performance of Warwick Community
     Bancorp, Inc. will continue into the future with the same or similar trends depicted in the graph above.


EXECUTIVE COMPENSATION

         The following table sets forth the cash compensation paid to the Chief Executive Officer and all executive officers of the Company who received aggregate salary and bonus in excess of $100,000 in 1999 (the "Named Executive Officers") for services rendered in all capacities to the Company and Warwick Savings during the fiscal year ending December 31, 1999, the seven-month period beginning June 1, 1998 and ending December 31, 1998 and the fiscal year ending May 31, 1998.



                                            SUMMARY COMPENSATION TABLE



                                                                                          LONG-TERM
                                               ANNUAL COMPENSATION                  COMPENSATION AWARDS(1)
                                       ------------------------------------    ------------------------------------------------
                                                                  OTHER                                               ALL
                                                                  ANNUAL        RESTRICTED                           OTHER
          NAME AND                                                COMPEN          STOCK                   LTIP       COMPEN
                               YEAR       SALARY      BONUS       SATION         AWARDS      OPTIONS      PAY-       SATION
     PRINCIPAL POSITION         *         ($)(2)       ($)        ($)(3)         ($)(4)      (#)(5)       OUTS       ($)(6)
--------------------------  ---------- ------------ --------- -------------- -------------- --------- ----------- -----------
Timothy A. Dempsey           1999           257,624    --          --             --            --         --        38,177
Chairman of the Board and    1998           133,656    --          --           918,356       100,000      --        32,525
Chief Executive Officer      1998           208,067    --          --             --            --         --        37,430

Ronald J. Gentile            1999           171,669    --          --             --            --         --        25,679
President and Chief          1998            87,514    --          --           642,840       65,000       --        24,395
Operating Officer            1998           135,282    --          --             --            --         --        23,717

Arthur W. Budich
Senior Vice President,       1999           117,954   5,000        --             --            --         --        16,746
Treasurer and Chief          1998            57,122    --          --           275,481        35,000      --        16,047
Financial Officer            1998            88,183    --          --             --            --         --        16,537

Laurence D. Haggerty         1999           110,592   25,280       --             --            --         --        22,727
Senior Vice President        1998            57,249    --          --           275,481        35,000      --        18,646
                             1998            85,104    --          --             --            --         --        21,488



------------------------------



* The figures on the first line for 1999 are for the fiscal year ended December 31, 1999. The figures on the second line are for the seven-month period ended December 31, 1998. The figures on the third line are for the fiscal year ending May 31, 1998.

(1) For the periods shown, neither the Company nor Warwick Savings had any long-term incentive plan ("LTIP") in existence.

(2) Salary includes the amount of each individual's salary deferrals under the 401(k) Plan.

(3) For the periods shown, there were no: (a) perquisites with an aggregate value for any named individual in excess of the lesser of $50,000 or 10% of the total of the individual's salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; or (d) preferential discounts on stock.

(4) Pursuant to the RRP, Messrs. Dempsey, Gentile, Budich and Haggerty were awarded 52,855, 36,998, 15,855 and 15,855 shares of stock, respectively, as of June 24, 1998, which vest at a rate of 20% per year over a five-year period beginning on June 24, 1999, with 100% vesting in cases of officer's death, disability or retirement or a change in control of the Company. The dollar amounts shown in the table for the seven-month period ended December 31, 1998 are based on the closing price of the Common Stock on June 24, 1998, which was $17.375, as reported on the National Market System of the Nasdaq Stock Market ("Nasdaq National Market"). As of December 31, 1999, the number of shares held under the RRP by Messrs. Dempsey, Gentile, Budich and Haggerty was 42,284, 29,598, 12,684 and 12,684, respectively. The aggregate fair market value of these shares at December 31, 1999 for Messrs. Dempsey, Gentile, Budich and Haggerty was $459,839, $321,878, $137,939 and $137,939, respectively, based on the closing price of $10.875 per share as reported on the Nasdaq National Market on that date. Dividends which are declared and paid are distributed at the same time as the related shares. During the fiscal year ended May 31, 1998, neither the Company nor Warwick Savings maintained any restricted stock plans.




                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

(5) Pursuant to the Option Plan, Messrs. Dempsey, Gentile, Budich and Haggerty were awarded 100,000, 65,000, 35,000 and 35,000 options, respectively, as of June 24, 1998, which are exercisable at a rate of 20% per year over a five-year period beginning on June 24, 1999, with 100% vesting in cases of death, disability or retirement or a change in control of the Company. As of December 31, 1999, 20,000 of Mr. Dempsey's options were exercisable, 13,000 of Mr. Gentile's options were exercisable, 7,000 of Mr. Budich's options were exercisable and 7,000 of Mr. Haggerty's options were exercisable. There were no options granted in 1999.

(6) Includes the matching contributions made by Warwick Savings under the 401(k) Plan, which for the fiscal year ended December 31, 1999 totaled $4,760 for Mr. Dempsey, $4,800 for Mr. Gentile, $1,737 for Mr. Budich and $4,256 for Mr. Haggerty. Also includes the value of allocations under the ESOP, which for the fiscal year ended December 31, 1999 totaled $15,240 for Mr. Dempsey, $15,200 for Mr. Gentile, $14,375 for Mr. Budich and $17,837 for Mr. Haggerty. Also includes Warwick Savings' contributions to the trust established for the BRP (excluding amounts contributed with respect to supplemental retirement benefits thereunder) with respect to supplemental 401(k) Plan benefits and supplemental ESOP benefits, which for the fiscal year ended December 31, 1999 totaled $17,457 for Mr. Dempsey and $4,959 for Mr. Gentile. The dollar amounts with respect to allocations under the ESOP and contributions under the BRP with respect to supplemental ESOP benefits are based on $10.875 per share, the closing price of the Common Stock as reported on the Nasdaq National Market on December 31, 1999. See " -- 401(k) Plan," " -- Employee Stock Ownership Plan and Trust" and " -- Benefit Restoration Plan." Also includes the dollar value of the premiums paid by Warwick Savings for the benefit of the executive officer, which for the fiscal year ended December 31, 1999 totaled $720 for each of Mr. Dempsey and Mr. Gentile and $634 for each of Mr. Budich and Mr. Haggerty.


         EMPLOYMENT AGREEMENTS. The Company has entered into Employment Agreements with each of Mr. Dempsey, Mr. Gentile, Mr. Budich and Mrs. Sobotor-Littell ("Senior Executives"). The Employment Agreements provide for three-year terms, with automatic daily extensions such that the remaining terms of the Employment Agreements shall be three years unless written notice of non-renewal is given by the Company or the Senior Executive, and, in any event, will terminate on the last day of the month following the Senior Executive's 68th birthday. The Employment Agreements provide that the Senior Executive's base salary will be reviewed annually. It is anticipated that this review will be performed by the Company's Compensation Committee and approved by the non-employee members of the Board of Directors, and the Senior Executive's base salary may be increased on the basis of such officer's job performance and the overall performance of the Company. The Employment Agreements also provide for, among other things, entitlement to participation in stock, retirement and welfare benefit plans and reimbursement for ordinary and necessary business expenses. Senior Executives would also be entitled to reimbursement of certain costs incurred in interpreting or enforcing the Employment Agreements. The Employment Agreements provide for termination by the Company at any time for "cause" as defined in the Employment Agreements.

         In the event that (i) the Company terminates a Senior Executive's employment for reasons other than for cause, (ii) a Senior Executive resigns from the Company for certain reasons specified in the Employment Agreements or
(iii) a "change of control" as defined in the Employment Agreements occurs, the Senior Executive (or, in the event of the Senior Executive's death, such Senior Executive's estate) would be entitled to a lump sum cash payment in an amount generally equal to (a) the Senior Executive's earned but unpaid salary, (b) the present value of the amount the Senior Executive would have earned in salary had he or she continued working through the unexpired term of the Employment Agreement and (c) the present value of the additional contributions or benefits that such Senior Executive would have earned under the specified employee benefit plans or programs of Warwick Savings or the Company during the remaining term of the Employment Agreement and payments that would have been made under any incentive compensation plan during the remaining term of the Employment Agreement. The Employment Agreements also provide for the cashout of any stock options, appreciation rights or restricted stock as if the Senior Executive was fully vested. Warwick Savings and the Company would also continue the Senior Executive's life, health and any disability insurance or other benefit plan coverage for the remaining term of the Employment Agreement. Reasons specified as grounds for resignation for purposes of the Employment Agreements include: failure to elect or re-elect the Senior Executive to such officer's position; failure to vest in the Senior Executive the functions, duties or authority associated with such position; if the Senior Executive is a member of the Board of Directors of Warwick Savings or Company, failure to re-nominate or re- elect such Senior Executive to such Board; any material breach of contract by Warwick Savings or the Company that is not cured within 30 days after written notice thereof; or a change in the Senior Executive's principal place of employment to a location in excess of 50 miles from Warwick Savings' principal office in Warwick, New York. In general, for purposes of the Employment Agreements and the plans maintained by the Company or Warwick Savings, a "change of control" will generally be deemed to occur when a person or group of persons acting in concert acquires beneficial ownership of 25% or more of any class of equity security of the Company or Warwick Savings, upon shareholder approval of certain mergers or consolidations of the Company or Warwick Savings, upon liquidation or sale of substantially all the assets of the Company or Warwick Savings or upon a contested election of directors which results in a change in the majority of the Board of Directors.

         Cash and benefits paid to a Senior Executive under the Employment Agreement, together with payments under other benefit plans, following a change of control of Warwick Savings or the Company may constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Company and Warwick Savings. In the event that any amounts paid to a Senior Executive following a change of control would constitute excess parachute payments, the Employment Agreements provide that such Senior Executives will be indemnified for any excise taxes imposed due to such excess parachute payments, and any additional excise, income and employment taxes imposed as a result of such tax indemnification.

         The Company and Towne Center Bank also entered into an Employment Agreement with Mr. Haggerty in October 1999, the terms of which are substantially the same as the Employment Agreements described above, except that Mr. Haggerty's Employment Agreement is for a term of two years, with automatic daily extensions only in the event a "change of control" as defined in the Employment Agreement occurs. Upon a change of control, the term of the Employment Agreement shall be automatically extended to have a two-year term, which term is extended one additional day each day unless written notice of non-renewal is given by any party, in which case the term of the Employment Agreement shall expire two years from the date such notice is given.

         EMPLOYEE RETENTION AGREEMENTS. Warwick Savings has entered into Retention Agreements with each of Ms. Lyons, Ms. Rudy and Mr. Arthur S. Anderson ("Contract Employees"). The purpose of the Retention Agreements is to secure the Contract Employees' continued availability and attention to Warwick Savings' affairs, relieved of distractions arising from the possibility of a corporate change of control. The Retention Agreements do not impose an immediate obligation on Warwick Savings to continue the Contract Employees' employment, but provide for a period of assured employment ("Assurance Period") in the event of a "change of control" as defined in the Retention Agreements, which definition is similar to the definition of change of control contained in the Employment Agreements. The Retention Agreements provide for one-year terms, with automatic daily extensions such that the remaining term shall be one year unless written notice of non-renewal is given by Warwick Savings or the Contract Employee, and, in any event, will end on the last day of the month following the Contract Employee's 68th birthday. The Retention Agreements provide for an initial Assurance Period of one year commencing on the date of a change of control during the term of the Retention Agreement. In general, the applicable Assurance Periods will be automatically extended on a daily basis under the Retention Agreements until written notice of non-extension is given by Warwick Savings or the Contract Employee, in which case the Assurance Period would end on the first anniversary of the date such notice is given.

         If a Contract Employee is discharged without "cause," as defined in the Retention Agreements, during the Assurance Period, or prior to the commencement of the Assurance Period but within 3 months of, and in connection with, a change of control, or the Contract Employee voluntarily resigns during the Assurance Period for certain specified reasons, the Contract Employee (or, in the event of the Contract Employee's death, such Contract Employee's estate) would be entitled to a lump sum cash payment in an amount generally equal to (a) the Contract Employee's earned but unpaid salary, (b) the present value of the amount the Contract Employee would have earned in salary had he or she continued working during the remaining term of the Assurance Period and (c) the present value of the additional contributions or benefits that such that Contract Employee would have earned under the specified employee benefit plans or programs of Warwick Savings or Company during the remaining term of the Assurance Period. Reasons specified as grounds for resignation for purposes of the Retention Agreements include: failure to elect or re-elect the Contract Employee to such officer's position; failure to vest in the Contract Employee the functions, duties or authority associated with such position; if the Contract Employee is a member of the Board of Directors of Warwick Savings or Company, failure to re-nominate or re-elect such Contract Employee to such Board; certain reduction in salary or material reduction in benefits; any material breach of contract by Warwick Savings or the Company that is not cured within 30 days after written notice thereof; or a change in the Contract Employee's principal place of employment to a location in excess of 50 miles from Warwick Savings' principal office in Warwick, New York.

         The Retention Agreements also provide for the cashout of stock options, appreciation rights or restricted stock as if the Contract Employee was fully vested. Each Contract Employee's life, health and any disability coverage would also be continued during the Assurance Period. The total amount of termination benefits payable to each Contract Employee under the Retention Agreements is limited to three times the Contract Employee's average total compensation for the prior five calendar years. Payments to the Contract Employees under their respective Retention Agreements will be guaranteed by the Company to the extent that the required payments are not made by Warwick Savings.

         EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST. The Company established, and Warwick Savings adopted, for the benefit of eligible employees, an ESOP and related trust, which became effective upon completion of the Conversion of Warwick Savings. Substantially all employees of Warwick Savings or the Company who have completed 1,000 hours of service during a consecutive twelve-month period will be eligible to become participants in the ESOP.

         Generally, shares held in the ESOP trust are allocated among the accounts of participants who are employees of Warwick Savings or the Company on the last day of the plan year on the basis of the participants' total taxable compensation (excluding amounts attributable to the vesting of RRP awards and the exercise of stock options) for the year of allocation. Benefits generally become vested at the rate of 20% per year beginning on a participant's third year of service, with 100% vesting after seven years of service (including past service). Participants also become immediately vested upon termination of employment due to death, retirement at age 65 or older, permanent disability or upon the occurrence of a change of control. The ESOP generally provides that, upon certain changes of control as described in the ESOP, unallocated shares in the ESOP will be sold to repay any outstanding loan and all remaining unallocated shares or proceeds thereof will be allocated among participants who were employed immediately preceding the change of control in proportion to compensation for that part of the year prior to the change of control.

         A participant who terminates employment prior to the end of a plan year for reasons other than death, retirement or disability will not receive an allocation under the ESOP for that plan year. Forfeitures will be used to reduce the Company's contributions to the ESOP. Vested benefits may be paid in a single sum or installment payments and are payable upon death, retirement at age 65 or older, disability or separation from service.

         The ESOP is administered by Warwick Savings as the Plan Administrator and by a committee established pursuant to the ESOP ("ESOP Committee"). HSBC Bank USA has been appointed as the trustee for the ESOP.
The ESOP Committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, unallocated shares generally will be voted in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock as long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         STOCK OPTION PLAN. The Option Plan was adopted by the Board of Directors of the Company and subsequently approved by the Company's shareholders on June 24, 1998. In February 1999, the Board of Directors adopted amendments to the Option Plan, which were subsequently approved by the Company's shareholders on April 20, 1999. Subject to the terms of the Option Plan, employees, directors and officers of the Company, Warwick Savings and its affiliates are eligible to participate in the Option Plan. The Option Plan is not subject to ERISA and is not a tax-qualified plan under the Code. The Company reserved 660,654 shares of Common Stock for issuance upon the exercise of stock options ("Options") granted under the Option Plan.

         The Board of Directors and the members of the Compensation Committee who are Disinterested Directors ("Option Committee") administer the Option Plan. The Option Committee determines, subject to the terms of the Option Plan and Rule 16b-3 promulgated under the Exchange Act, the officers and employees to whom Options will be granted, the number of shares subject to each Option and the terms of such Options (including provisions regarding exercisability and acceleration of exercisability) and the procedures by which the Options may be exercised.

         Options granted under the Option Plan may be either "incentive stock options," which qualify for favorable federal income tax treatment, or non-qualified stock options, which do not so qualify. Options granted under the Option Plan will generally vest at a rate of 20% per year beginning on the first anniversary of the grant date and generally remain exercisable until the tenth anniversary of the grant date, subject to earlier expiration upon termination of employment, as defined in the Option Plan. In the case of termination due to death, disability or retirement of the Option holder, or upon a change in control of the Company, all options granted become immediately exercisable.

         Subject to certain specific limitations and restrictions set forth in the Option Plan and such limitations as may be imposed from time to time by the Board of Directors, the Option Committee has the authority to interpret the Option Plan, to prescribe, amend and rescind rules and regulations, if any, relating to the Option Plan and to make all determinations necessary or advisable for the administration of the Option Plan.

         The following table provides certain information with respect to the number of shares of Common Stock represented by unexercised options held by the CEO and the Named Executive Officers as of December 31, 1999.



                                        AGGREGATED OPTION/SAR EXERCISES DURING 1999
                                            AND 1999 YEAR-END OPTION/SAR VALUES
                                        -------------------------------------------

                                                                    NUMBER OF
                              SHARES          VALUE           SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                             ACQUIRED       REALIZED        UNEXERCISED OPTIONS/SARS       IN-THE-MONEY OPTIONS/SARS
                                ON             ON               AT YEAR-END 1999               AT YEAR-END 1999
                             EXERCISE       EXERCISE                   (#)                          ($)(1)
           NAME                 (#)            ($)         EXERCISABLE   UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
---------------------        ---------  ---------------- -------------- ---------------   -------------  -----------------
Timothy A. Dempsey              --             --            20,000          80,000              0                0

Ronald J. Gentile               --             --            13,000          52,000              0                0

Arthur W. Budich                --             --             7,000          28,000              0                0

Laurence D. Haggerty            --             --             7,000          28,000              0                0


---------------------------


(1) As of December 31, 1999, none of the outstanding options held by the Named Executive Officers were in-the-money based upon the difference between $10.875, the closing price of the Common Stock as reported on the Nasdaq National Market on December 31, 1999, and the $17.00 exercise price of the options.


         RECOGNITION AND RETENTION PLAN. The RRP was adopted by the Board of Directors of the Company and subsequently approved by the Company's shareholders on June 24, 1998. In February 1999, the Board of Directors adopted amendments to the RRP, which were subsequently approved by the Company's shareholders on April 20, 1999. The RRP provides for stock awards ("Awards") to eligible officers, employees, outside directors and directors emeritus of the Company, Warwick Savings and its affiliates. The RRP is not subject to ERISA and is not a tax-qualified plan under the Code.

         The Board of Directors and the members of the Compensation Committee who are Disinterested Directors ("RRP Committee") administer the RRP. The Board of Directors or the RRP Committee will determine at the time of grant the number of shares of Common Stock subject to an Award and the vesting schedule applicable to the Award and may, in its discretion, establish other terms and conditions applicable to the Award.

         Stock subject to an Award is held in trust pursuant to the RRP until the Award vests, at which time the shares of Common Stock attributable to the portion of the Award that have vested are distributed to the Award holder. An individual to whom an Award is granted is entitled to exercise voting rights and receive dividends with respect to stock subject to Awards granted to him whether or not vested. Dividends will be distributed at the same time as the related shares.

         Generally, shares granted to outside directors or directors emeriti will vest and become distributable at a rate of 20% per year, over a five-year period, subject to 100% vesting in the case of death, disability or retirement of the director or a change in control of the Company. The shares granted to eligible officers and employees will vest according to a schedule established by the RRP committee, but in no event at a rate of more than 20% per year, subject to 100% vesting in the case of death, disability or retirement of the officer or employee or a change in control of the Company.

         Subject to certain specific limitations and restrictions set forth in the RRP, and such limitations as may be imposed from time to time by the Board of Directors, the RRP Committee has authority to interpret the RRP, to prescribe, amend and rescind rules and regulations, if any, relating to the RRP and to make all determinations necessary or advisable for the administration of the RRP.

         PERFORMANCE COMPENSATION PLAN. In March 1999, the Board of Directors of the Company adopted a Performance Compensation Plan to provide certain key officers of the Company and its affiliates with an incentive to achieve business objectives, to attract and retain individuals of outstanding competence and to provide a means of compensating such individuals for their contributions to the Company. The Performance Compensation Plan provides for cash payments to eligible employees based upon the annual performance of the Company during 1999 in comparison to pre-established target goals. The Performance Compensation Plan was adopted for 1999 only, with the expectation that subsequent plans would be developed for plan years 2000 and beyond. In January 2000, the Board of Directors established target goals for 2000.

         401(K) PLAN. Warwick Savings maintains The Warwick Savings Bank 401(k) Savings Plan ("401(k) Plan"), a tax-qualified profit-sharing plan under Sections 401(a) and 401(k) of the Code. Employees who satisfy prescribed eligibility requirements may make pre-tax salary deferrals under section 401(k) of the Code. Salary deferrals are made by election, subject to the limits prescribed by the 401(k) Plan and a limit imposed under the Code (which is $10,500 for 2000). Warwick Savings makes matching contributions equal to a percentage of salary contributions determined annually by Warwick Savings, up to 3% of salary. Employees are fully vested in their salary deferrals and become incrementally vested in Warwick Savings' contribution after one year and fully vested in Warwick Savings' contributions after five years.

         Warwick Savings amended the 401(k) Plan in connection with the Conversion of Warwick Savings to provide that Warwick Savings' matching contributions will be invested in an investment fund consisting primarily of Common Stock of the Company. In addition, participating employees may elect to invest all or a portion of their remaining account balances in such investment fund or the other investment funds provided under the 401(k) Plan.
Common Stock held by the 401(k) Plan may be newly issued or treasury shares acquired from the Company or outstanding shares purchased in the open market or in privately negotiated transactions. All Common Stock held by the 401(k) Plan is held by an independent trustee and allocated to the accounts of individual participants. Participants control the exercise of voting and tender rights relating to the Common Stock held in their accounts.

         PENSION PLAN. Warwick Savings maintains The Warwick Savings Bank Defined Benefit Pension Plan ("Pension Plan"), a non-contributory, tax-qualified defined benefit pension plan, for eligible employees. All employees, except (i) those paid on an hourly basis or contract basis, (ii) leased employees or (iii) employees regularly employed by outside employers for maintenance of properties, are eligible to participate in the Pension Plan upon the later of (i) the end of the twelve-month period in which he or she completes 1,000 hours of service or
(ii) the date he or she attains age 21. The Pension Plan provides an annual benefit for each participant, including the executive officers named in the Summary Compensation Table above, equal to 2% of the participant's average annual compensation, multiplied by the participant's years of credited service, up to a maximum of 30 years.

         Average annual compensation is the average of a participant's compensation (excluding amounts attributable to the vesting of RRP awards and the exercise of stock options) over the three years of employment out of the participant's last 10-year period of employment during which the participant's compensation is the highest. A participant is fully vested in his or her pension benefit after five years of service. The Pension Plan is funded by Warwick Savings on an actuarial basis, and all assets are held in trust by the Pension Plan trustee.

         BENEFIT RESTORATION PLAN. In connection with the Conversion, Warwick Savings adopted the Benefit Restoration Plan of The Warwick Savings Bank ("BRP") to provide eligible employees with the benefits that would be due to such employees under the Pension Plan, the 401(k) Plan and the ESOP if such benefits were not limited under the Code. The BRP is also intended to make up allocations lost by participants of the ESOP who retire prior to the complete repayment of the ESOP loan. BRP benefits to be provided with respect to the Pension Plan are reflected in the pension table and BRP benefits to be provided with respect to the ESOP and the 401(k) Plan are reflected in the Summary Compensation Table.

         PENSION PLAN TABLE. The following table sets forth the estimated annual benefits payable under the Pension Plan upon a participant's normal retirement at age 65, expressed in the form of a single life annuity, and any related amounts payable under the BRP, for the average annual compensation and years of credited service specified.

                                               PENSION PLAN TABLE(1)


                                                  YEARS OF CREDITED SERVICE AT RETIREMENT
        AVERAGE ANNUAL             ---------------------------------------------------------------------------------------
         COMPENSATION                 15               20                25                 30               35(2)
---------------------------------- ------------ ----------------- ----------------- ------------------ -------------------
      $125,000                      $37,500         $ 50,000           $ 62,500           $ 75,000           $ 75,000
       150,000                       45,000           60,000             75,000             90,000             90,000
       175,000(3)                    52,500           70,000             87,500            105,000            105,000
       200,000(3)                    60,000           80,000            100,000            120,000            120,000
       225,000(3)                    67,500           90,000            112,500            135,000(4)         135,000(4)
       250,000(3)                    75,000          100,000            125,000            150,000(4)         150,000(4)
       300,000(3)                    90,000          120,000            150,000(4)         180,000(4)         180,000(4)

-------------------------------


(1) The annual benefits shown in the table above assume the participant would receive his or her retirement benefits under the Pension Plan and the BRP in the form of a straight life annuity at normal retirement age.

(2) Normal retirement benefits are limited to 60% of average annual compensation.

(3) For the Pension Plan year ending September 30, 1999, the annual compensation for calculating benefits under the Pension Plan may not exceed $160,000 (as adjusted for subsequent years pursuant to Code provisions). The limitation is $160,000 for the plan year beginning October 1, 1999 and will be adjusted to reflect cost of living increases after 1999 in accordance with Section 401(a)(17) of the Code. The table reflects amounts payable in conjunction with the BRP.


                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

(4) These are hypothetical benefits based upon the Pension Plan's normal retirement benefit formula. The maximum annual benefit permitted under
     Section 415 of the Code in 1999 is $130,000 or, if higher, a member's current accrued benefit as of December 31, 1982 (but not more than $136,425). The $130,000 ceiling will be adjusted to reflect cost of living increases after 1999 in accordance with Section 415 of the Code. The BRP will provide the difference between the amounts appearing in this table and the maximum amount allowed by the Code.


         The following table sets forth the years of credited service and the average annual compensation (as defined above), determined as of December 31, 1999, for each of the individuals named in the Summary Compensation Table.



                           YEARS OF CREDITED SERVICE
                           -------------------------         AVERAGE ANNUAL
                              YEARS           MONTHS         COMPENSATION
                              -----           ------         ------------
Mr. Dempsey..............      26               6             $  228,394
Mr. Gentile..............      9                7             $  149,810
Mr. Budich...............      13               11            $   98,866
Mr. Haggerty.............      8                7             $  108,236


TRANSACTIONS WITH CERTAIN RELATED PERSONS

         From time to time Warwick Savings makes loans or extends credit to its executive officers and to certain persons related to its executive officers and directors, to the extent consistent with applicable laws and regulations.
All such loans are made by Warwick Savings in the ordinary course of business and on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not and will not involve more than the normal risk of collectibility or present other unfavorable features. The outstanding principal balance of such loans to executive officers and to persons related to executive officers and directors totaled approximately $306,005 as of December 31, 1999. In addition, Warwick Savings has committed a line of credit of $2.5 million to Warwick Valley Telephone Company, of which $900,000 was outstanding at December 31, 1999. Mr. Nielsen and Mr. Knipp are directors, and Mr. Knipp is the former Chief Executive Officer, of Warwick Valley Telephone Company.

         Mr. Krahulik is a partner in the law firm of Bonacic, Blustein & Krahulik, LLP, which Warwick Savings retains to provide certain legal services. During the fiscal year ended December 31, 1999, Warwick Savings paid $161,052 for legal services provided during such period (which includes fees paid to the firm Beattie & Krahulik during 1999 prior to its merger into the law firm of Bonacic, Blustein & Krahulik, LLP in August 1999). In addition, the firm received fees in the amount of approximately $491,290 from third parties pursuant to its representation of Warwick Savings in loan closings and other legal matters for the fiscal year ended December 31, 1999. Towne Center Mortgage and Bonacic, Blustein & Krahulik, LLP, are co-tenants on the lease for Towne Center Mortgage's office in West Milford, New Jersey. Mr. McDermott is a managing partner in J.D. Blake Company, which leases office space to the Company.


COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Under the securities laws of the United States, the Company's directors and executive officers, and any person holding more than ten percent of the Company's Common Stock, are required to file initial reports of ownership of the Company's Common Stock and reports of changes in that ownership with the SEC. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended December 31, 1999. All of such filing requirements of the Company's directors and executive officers (other than R. Michael Kennedy and Robert N. Smith, who each filed one late report of changes in his ownership of the Company's Common Stock, and John J. McDermott III, who filed a late initial report of ownership of the Company's Common Stock) were satisfied during the fiscal year ended December 31, 1999, based upon their written representations and copies of the reports that they have filed with the SEC.



                                  PROPOSAL TWO

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


         The Board of Directors has appointed the firm of Arthur Andersen LLP to act as independent auditors for the Company for the fiscal year ending December 31, 2000, subject to ratification of such appointment by the Company's shareholders. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to questions.


               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
           SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT
         OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE COMPANY


                             ADDITIONAL INFORMATION


NOTICE OF BUSINESS TO BE CONDUCTED AT ANNUAL MEETING

         The By-Laws of the Company provide an advance notice procedure for a shareholder to properly bring business before an Annual Meeting or to nominate any person for election to the Board of Directors. The shareholder must be a shareholder of record and have given timely notice thereof in writing to the Corporate Secretary of the Company. To be timely, a shareholder's notice must be delivered to or received by the Corporate Secretary not later than the following dates: (i) with respect to an annual meeting of shareholders, 60 days in advance of the anniversary of the previous year's annual meeting if the current year's meeting is to be held within 30 days prior to, on the anniversary date of, or after the anniversary of the previous year's annual meeting; and (ii) with respect to an annual meeting of shareholders held at a time other than within the time periods set forth in the immediately preceding clause (i), or with respect to a special meeting of shareholders for the election of directors, the close of business on the 10th day following the date on which notice of such meeting is first given to shareholders. Notice shall be deemed to first be given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported to the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act. A shareholder's notice to the Corporate Secretary shall set forth such information as required by the By-Laws of the Company. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy card relating to an annual meeting any shareholder proposal or nomination which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal or nomination is received. See "-- Date For Submission of Shareholder Proposals."


DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

         Pursuant to the proxy soliciting regulations of the SEC, any shareholder proposal intended for inclusion in the Company's proxy statement and proxy card relating to the Company's 2001 Annual Meeting of Shareholders must be received by the Company on or before November 18, 2000. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy card for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to 17 C.F.R.ss.240.14a-8 of the rules and regulations promulgated by the SEC under the Exchange Act.


                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matters to be brought before the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying Proxy Card will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors.


                              FINANCIAL STATEMENTS

         A copy of the Company's Annual Report for the fiscal year ended December 31, 1999, containing consolidated statements of financial condition as of December 31, 1999 and December 31, 1998 and related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years ended December 31, 1999, 1998 and 1997, prepared in conformity with generally accepted accounting principles, accompanies this Proxy Statement. The consolidated financial statements have been audited by Arthur Andersen LLP whose report thereon appears in the Annual Report. The Annual Report serves as Warwick Savings' and Towne Center Bank's Annual Disclosure Statement for purposes of the regulations of the Federal Deposit Insurance Corporation. Upon request, shareholders will be furnished, free of charge, an additional copy of the Annual Report.

         The Company is required to file a transition report on Form 10-K for the fiscal year ended December 31, 1999 with the SEC. Shareholders may obtain, free of charge, a copy of such transition report (excluding exhibits) by writing to Karen J. Hall, Assistant Vice President, The Warwick Savings Bank, 591 Route 17M, Monroe, New York 19050. A copy of the Form 10-K is also available on the SEC's Electronic Data Gathering Analysis and Retrieval ("EDGAR") System at the SEC's website, www.sec.gov.


                                       By Order of the Board of Directors,


                                       [Facsimile signature]


                                       Nancy L. Sobotor-Littell
                                       Corporate Secretary


Warwick, New York
March 17, 2000



TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                                                           REVOCABLE PROXY

                                                   WARWICK COMMUNITY BANCORP, INC.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF       Please mark your vote as
             WARWICK COMMUNITY BANCORP, INC.                         indicated in this example           /X/
  FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                 TUESDAY, APRIL 18, 2000                             1. Election of Directors for a
                                                                        three-year term (except as                WITH-    FOR ALL
     The undersigned shareholder of Warwick Community Bancorp,          marked to the contrary below):   FOR      HOLD     EXCEPT
Inc. ("Company") hereby appoints Ronald J. Gentile, Emil R.                                              ___      ___        ___
Krahulik and Douglas J. McClintock, or any of them, with full                                           /__/     /__/       /__/
powers of substitution, to attend and act as proxy for the
undersigned and to vote all shares of common stock of the Company       FRANCES M. GORISH, R. MICHAEL KENNEDY, JOHN W. SANFORD, III
which the undersigned may be entitled to vote at the Annual             AND ROBERT N. SMITH
Meeting of Shareholders ("Annual Meeting") to be held at The Inn
at Central Valley, Smith Clove Road, Central Valley, New York        INSTRUCTION: To withhold authority to vote for any
10917, on Tuesday, April 18, 2000 at 9:30 a.m., Eastern time,        individual nominee, mark "For All Except" and write that
and at any adjournment or postponement thereof.                      nominee's name in the space provided below.
                                                                     ______________________________________________________________

                                                                     2. Ratification of appointment of
                                                                        Arthur Andersen LLP as independent   FOR   WITHHOLD  ABSTAIN
                                                                        auditors for the Company for the     ___     ___      ___
                                                                        fiscal year ending December 31,     /__/    /__/     /__/
                                                                        2000.

                                                                     3. IN THEIR DISCRETION,  THE PROXIES ARE AUTHORIZED TO VOTE
                                                                        UPON SUCH OTHER BUSINESS AS MAY  PROPERLY  COME  BEFORE THE
                                                                        ANNUAL  MEETING  AND ANY  ADJOURNMENT  OR  POSTPONEMENT
                                                                        THEREOF.  AS OF THE DATE OF THE  PROXY  STATEMENT  FOR THE
                                                                        ANNUAL  MEETING,  THE BOARD OF DIRECTORS OF THE COMPANY IS
                                                                        NOT AWARE OF ANY SUCH OTHER BUSINESS.


Please be sure to sign and date            Date                         Please mark box if you plan to attend the          ___
this Proxy in the box below                                             Annual Meeting. (IMPORTANT: If your shares        /__/
                                                                        are not registered in your name, you will
                                                                        need additional documentation to attend the
                                                                        Annual Meeting.)

                                                                        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
                                                                      MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO
                                                                      DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE
 Shareholder sign above---------Co-holder (if any) sign above         NOMINEES LISTED IN ITEM 1 AND "FOR" THE PROPOSAL IN ITEM 2.


                              Detach above card, sign, date and mail in postage paid envelope provided.
                                                   WARWICK COMMUNITY BANCORP, INC.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN ITEM 1 AND "FOR" THE PROPOSAL IN ITEM 2.

     The undersigned hereby acknowledges receipt of the Notice of the 2000 Annual Meeting of Shareholders and the Proxy Statement,
dated March 17, 2000, for the Annual Meeting to be held on April 18, 2000.

     Please sign exactly as your name appears on this proxy card. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer.

                                              PLEASE COMPLETE, SIGN AND DATE THIS PROXY
                                    AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

       [Letterhead of Warwick Community Bancorp, Inc.]


                                                  March 17, 2000


TO:  ALL EMPLOYEE STOCK OWNERSHIP PLAN AND
     401(K) SAVINGS PLAN PARTICIPANTS

RE:  ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 18, 2000
     -----------------------------------------------------------

Dear Participants:

     As you know, The Warwick Savings Bank 401(k) Savings Plan ("401(k) Plan") includes an investment alternative to invest in a fund consisting of shares of common stock of The Warwick Savings Bank's parent company, Warwick Community Bancorp, Inc. ("Company") using funds from the 401(k) Plan account ("401(k) Stock Fund") of eligible employees, and the Company maintains the Warwick Community Bancorp, Inc. Employee Stock Ownership Plan ("ESOP") for eligible employees of the Company. The 401(k) Stock Fund and ESOP each hold shares of the Company for the benefit of participants in those plans. These shares are held by HSBC Bank USA as trustee ("Trustee") for each of the ESOP and the 401(k) Plan.

     As a participant in the ESOP and/or the 401(k) Plan, you have the right to direct the Trustee how to vote the shares held in your account under the ESOP and/or shares held in your account under the 401(k) Stock Fund on the proposals to be voted on by the Company's shareholders at the Annual Meeting of Shareholders of the Company to be held on April 18, 2000 ("Annual Meeting"). In this regard, enclosed are the following:

     1.   ESOP Confidential Voting Instruction Form;
     2.   401(k) Plan Confidential Voting Instruction Form; and
     3.   Proxy Statement for the Annual Meeting, dated March 17, 2000.

ESOP PARTICIPANTS.

     ESOP participants may direct how the Trustee, as Trustee for the ESOP, should vote the shares allocated to his or her ESOP account as of the close of business on March 1, 2000. You have this right because you are deemed to be a "named fiduciary" of the shares of the Company's common stock allocated to your account. As a named fiduciary, the law gives you the right to direct the Trustee how to vote your shares, and requires the Trustee to follow your directions except in limited circumstances. As a named fiduciary, you, and not the Trustee, will be responsible for the consequences of the voting directions that you give. The Trustee will vote shares of the Company's common stock allocated to your account in accordance with the instructions given on the enclosed ESOP Confidential Voting Instruction Form. The number of shares allocated to your ESOP account are shown on the enclosed ESOP Confidential Voting Instruction Form.

     The Trustee's fiduciary duties require it to vote any shares for which it receives no voting instructions, as well as any shares not yet allocated to ESOP participants, in a manner determined to be prudent and solely in the interest of the participants and beneficiaries. If you do not direct the Trustee how to vote the shares in your ESOP account, the Trustee will, to the extent consistent with its fiduciary duties, vote your shares in a manner calculated to most accurately reflect the instructions received from other participants in the ESOP. The same is true of shares not yet allocated to anyone's ESOP account.

     If you do not have any shares of the Company's common stock allocated to your account in the ESOP as of the close of business on March 1, 2000, there will be no ESOP Confidential Voting Instruction Form enclosed with this letter.

401(K) PLAN PARTICIPANTS.

     401(k) Plan participants may direct how the Trustee, as Trustee for the 401(k) Plan, should vote the shares allocated to that participant's 401(k) stock account. You have this right because the 401(k) Plan has deemed you a "named fiduciary" of the shares of common stock of the Company held in your account. As a named fiduciary, the law gives you the right to direct the Trustee how to vote your shares, and requires the Trustee to follow your directions except in limited circumstances. As a named fiduciary, you, and not the Trustee, will be responsible for the consequences of the voting directions that you give.

     In general, the Trustee will vote shares of the Company's common stock held in the 401(k) Plan in accordance with the instructions given on the enclosed 401(k) Plan Confidential Voting Instruction Form. The instructions given by each 401(k) Plan participant will be weighted according to value of his or her respective interest in the 401(k) stock account as of the close of business on March 1, 2000. If you do not direct the Trustee how to vote the shares in your 401(k) stock account or if you ABSTAIN as to a proposal, the Trustee will, to the extent consistent with its fiduciary duties, vote your shares in a manner calculated to most accurately reflect the instructions received from other participants in the 401(k) Plan.

     If you do not have any shares of the Company's common stock allocated to your 401(k) Stock Fund as of March 1, 2000, there will be no 401(k) Plan Confidential Voting Instruction Form enclosed with this letter.

                        *    *    *    *    *

     Your instruction is very important. You are encouraged to review the enclosed material carefully and to complete, sign and date the enclosed ESOP Confidential Voting Instruction Form and 401(k) Confidential Voting Instruction Form, as applicable. RETURN IT DIRECTLY TO THE TRUSTEE USING THE POSTAGE-PAID RETURN ENVELOPE PROVIDED. The Confidential Voting Instruction Forms must be received by the Trustee no later than April 7, 2000. Your vote will not be revealed to the Company or The Warwick Savings Bank.

     IF YOU HAVE ANY QUESTIONS REGARDING YOUR VOTING RIGHTS OR THE TERMS OF THE ESOP OR 401(K) PLAN, PLEASE CALL MS. NANCY SOBOTOR-LITTELL AT (914) 986-2206, EXTENSION 2247.

                                             Very truly yours,

                                             THE COMMITTEE OF FOR THE WARWICK
                                             SAVINGS BANK 401(K) SAVINGS PLAN
                                             AND THE WARWICK COMMUNITY BANCORP,
                                             INC. EMPLOYEE STOCK OWNERSHIP PLAN.

Enclosures

                                                        ________________________
     WARWICK COMMUNITY BANCORP, INC.
                                                         FOR OFFICE USE ONLY

CONFIDENTIAL VOTING INSTRUCTION FOR THE WARWICK          Name:
COMMUNITY BANCORP, INC. EMPLOYEE STOCK OWNERSHIP PLAN    No. of Shares:
                                                        ________________________


I acknowledge that HSBC Bank USA is the trustee (the "Trustee") and holder of record of shares of Warwick Community Bancorp, Inc. (the "Company") common stock under the Warwick Community Bancorp, Inc. Employee Stock Ownership Plan (the "ESOP"). I understand that the above-stated number of shares are allocated to my account under the ESOP as of March 1, 2000 and will be voted as indicated below, all as described in the accompanying letter from the Committee dated March 17, 2000. The unallocated shares and any allocated shares held in the ESOP for which no instructions are received will be voted proportionately to the participants' voting instructions. Further, I understand that my voting instructions are solicited by the Committee for the ESOP for the Annual Meeting of Shareholders to be held on April 18, 2000 and any adjournment or postponement thereof. I understand that the proposals to be voted on are more particularly described in the Company's Proxy Statement dated March 17, 2000, a copy of which I have received.


I hereby direct the Trustee to vote       /X/  Please mark your votes like this
my shares as follows:                          in blue or black ink
--------------------------------------------------------------------------------


1. Election of Directors for       FOR all Nominees (except     WITHHOLD
   a three-year term.              as otherwise indicated)      for all Nominees

   NOMINEES:
                                            ___                     ___
       Frances M. Gorish                   /__/                    /__/
       R. Michael Kennedy
       John W. Sanford, III
       Robert N. Smith


(INSTRUCTION: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee's name in the space provided below.)


---------------------------------------------

--------------------------------------------------------------------------------

2.   Ratification of appointment of       FOR          AGAINST         ABSTAIN
     Arthur Andersen LLP as              ___             ___             ___
     independent auditors for the       /__/            /__/            /__/
     Company for the fiscal year
     ending December 31, 2000.

--------------------------------------------------------------------------------

     IN ITS DISCRETION, THE TRUSTEE IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. AS OF THE DATE OF THE PROXY STATEMENT FOR THE ANNUAL MEETING, THE BOARD OF DIRECTORS OF THE COMPANY IS NOT AWARE OF ANY SUCH OTHER BUSINESS.

--------------------------------------------------------------------------------

             THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" ALL NOMINEES IN ITEM 1 AND "FOR" THE PROPOSAL IN ITEM 2.

     The Trustee of the ESOP, HSBC Bank USA, is hereby authorized to vote my shares as indicated above, I understand that if I sign this form without indicating specific instructions, or if I fail to return this form, my shares will be voted in proportion to the voting instructions of the other participants, subject to the Trustee's determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. I understand that my voting instructions will be confidential.


__________________________                   ___________________________________
Date                                         Signature

PLEASE COMPLETE, SIGN, DATE AND SUBMIT THIS FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. YOUR CONFIDENTIAL VOTING INSTRUCTION MUST BE RECEIVED BY THE TRUSTEE NO LATER THAN APRIL 7, 2000.

                                                        ________________________
           WARWICK COMMUNITY BANCORP, INC.
                                                         FOR OFFICE USE ONLY
CONFIDENTIAL VOTING INSTRUCTION FOR THE WARWICK
SAVINGS BANK 401(k) PLAN                                 Name:
                                                         No. of Shares:
                                                        ________________________


I acknowledge that HSBC Bank USA is the trustee (the "Trustee") and holder of record of shares of Warwick Community Bancorp, Inc. (the "Company") common stock under The Warwick Savings Bank 401(k) Savings Plan (the "401(k) Plan"). I understand that the above- stated number of shares are allocated to my account under the 401(k) Plan as of March 1, 2000 and will be voted as indicated below, all as described in the accompanying letter from the Committee dated March 17, 2000. Any allocated shares held in the 401(k) Plan for which no instructions are received will be voted proportionately to the participants' voting instructions. Further, I understand that my voting instructions are solicited by the Committee for the 401(k) Plan for the Annual Meeting of Shareholders to be held on April 18, 2000 and any adjournment or postponement thereof. I understand that the proposals to be voted on are more particularly described in the Company's Proxy Statement dated March 17, 2000, a copy of which I have received.

I hereby direct the Trustee to vote        /X/  Please mark your votes like this
my shares as follows:                           in blue or black ink

--------------------------------------------------------------------------------

1. Election of Directors for       FOR all Nominees (except     WITHHOLD
   a three-year term.              as otherwise indicated)      for all Nominees

   NOMINEES:
                                            ___                     ___
       Frances M. Gorish                   /__/                    /__/
       R. Michael Kennedy
       John W. Sanford, III
       Robert N. Smith

(INSTRUCTION: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee's name in the space provided below.)

----------------------------------------


--------------------------------------------------------------------------------

2.   Ratification of appointment of       FOR          AGAINST         ABSTAIN
     Arthur Andersen LLP as              ___             ___             ___
     independent auditors for the       /__/            /__/            /__/
     Company for the fiscal year
     ending December 31, 2000.

--------------------------------------------------------------------------------

     IN ITS DISCRETION, THE TRUSTEE IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. AS OF THE DATE OF THE PROXY STATEMENT FOR THE ANNUAL MEETING, THE BOARD OF DIRECTORS OF THE COMPANY IS NOT AWARE OF ANY SUCH OTHER BUSINESS.

--------------------------------------------------------------------------------

             THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" ALL NOMINEES IN ITEM 1 AND "FOR" THE PROPOSAL IN ITEM 2.

The Trustee of the 401(k) Plan, HSBC Bank USA, is hereby authorized to vote my shares as indicated above, I understand that if I sign this form without indicating specific instructions, or if I fail to return this form, my shares will be voted in proportion to the voting instructions of the other participants, subject to the Trustee's determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. I understand that my voting instructions will be confidential.


__________________________                   ___________________________________
Date                                         Signature

PLEASE COMPLETE, SIGN, DATE AND SUBMIT THIS FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. YOUR CONFIDENTIAL VOTING INSTRUCTION MUST BE RECEIVED BY THE TRUSTEE NO LATER THAN APRIL 7, 2000.

                 [Letterhead of Warwick Community Bancorp, Inc.]


                                        March 17, 2000


TO:  ALL RECOGNITION AND RETENTION PLAN PARTICIPANTS

RE:  ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 18, 2000
     -----------------------------------------------------------

Dear Participants:

     As you know, The Warwick Savings Bank's parent company, Warwick Community Bancorp, Inc. ("Company") maintains the Recognition and Retention Plan of Warwick Community Bancorp, Inc. ("RRP") which provides for stock awards to certain eligible officers, directors and directors emeritus of the Company. The trust established for the RRP holds shares of the Company for the benefit of participants in this plan. These shares are held by Orange County Trust Company as trustee ("Trustee") for the RRP.

     As a participant in the RRP, you have the right to direct the Trustee how to vote the shares held by the RRP in your account on the proposals to be voted on by the Company's shareholders at the Annual Meeting of Shareholders of the Company to be held on April 18, 2000 ("Annual Meeting"). In connection therewith, enclosed are the following documents:

     1.  RRP Confidential Voting Instruction Form; and
     2.  Proxy Statement for the Annual Meeting, dated March 17, 2000.

     RRP participants may direct how the Trustee should vote the unvested shares of his or her RRP account as of the close of business on March 1, 2000. The Trustee will vote unvested shares of the Company's common stock allocated to your RRP account in accordance with the instructions given on the enclosed RRP Confidential Voting Instruction Form. The number of unvested shares contained in your RRP account are shown on the enclosed RRP Confidential Voting Instruction Form.

     The Trustee's fiduciary duties require it not to vote any unvested shares allocated to a participant's RRP account for which it receives no voting instructions. To the extent that shares have not been allocated to any participant's RRP account, such shares shall be voted by the Trustee in such manner as the Committee of the RRP shall direct to reflect the voting instructions given by participants for those unvested shares contained in participants' RRP accounts.

                           *    *    *    *    *

     Your instruction is very important. You are encouraged to review the enclosed material carefully and to complete, sign and date the enclosed RRP Confidential Voting Instruction Form. RETURN IT DIRECTLY TO THE TRUSTEE USING THE POSTAGE-PAID RETURN ENVELOPE PROVIDED. The Confidential Voting Instruction Forms must be received by the Trustee no later than April 7, 2000. Your vote will not be revealed to the Company or The Warwick Savings Bank.

     IF YOU HAVE ANY QUESTIONS REGARDING YOUR VOTING RIGHTS OR THE TERMS OF THE RRP, PLEASE CALL MS. NANCY SOBOTOR-LITTELL AT (914) 986-2206, EXTENSION 2247.

                                 Very truly yours,

                                 THE COMMITTEE FOR THE RECOGNITION AND RETENTION PLAN OF WARWICK COMMUNITY BANCORP, INC.

Enclosures

                                                        ________________________
           WARWICK COMMUNITY BANCORP, INC.
                                                         FOR OFFICE USE ONLY
CONFIDENTIAL VOTING INSTRUCTION FOR THE RECOGNITION
AND RETENTION PLAN OF WARWICK COMMUNITY BANCORP, INC.    Name:
                                                         No. of Shares:
                                                        ________________________

I acknowledge that Orange County Trust Company is the trustee (the "Trustee") and holder of record of shares of Warwick Community Bancorp, Inc. (the "Company") common stock under the Recognition and Retention Plan of Warwick Community Bancorp, Inc. (the "RRP"). I understand that the above-stated number of unvested shares have been awarded to me and are held by the Trustee under the RRP as of March 1, 2000 and will be voted as indicated below, all as described in the accompanying letter from the Committee dated March 17, 2000. Any unvested shares of a participant's award held in the RRP for which no instructions are received will not be voted. To the extent that the RRP contains shares not allocated in connection with an award, the Trustee shall vote those shares as the Committee directs to reflect the voting directions given by participants with respect to shares allocated in connection with their awards. Further, I understand that my voting instructions are solicited by the Committee for the RRP for the Annual Meeting of Shareholders to be held on April 18, 2000 and any adjournment or postponement thereof. I understand that the proposals to be voted on are more particularly described in the Company's Proxy Statement dated March 17, 2000, a copy of which I have received.

I hereby direct the Trustee to          /X/ Please mark your votes like this in
vote my shares as follows:                  blue or black ink
--------------------------------------------------------------------------------

1. Election of Directors for       FOR all Nominees (except     WITHHOLD
   a three-year term.              as otherwise indicated)      for all Nominees

   NOMINEES:
                                            ___                     ___
       Frances M. Gorish                   /__/                    /__/
       R. Michael Kennedy
       John W. Sanford, III
       Robert N. Smith

(INSTRUCTION: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee's name in the space provided below.)


-------------------------------------------

--------------------------------------------------------------------------------

2.   Ratification of appointment of       FOR          AGAINST         ABSTAIN
     Arthur Andersen LLP as              ___             ___             ___
     independent auditors for the       /__/            /__/            /__/
     Company for the fiscal year
     ending December 31, 2000.

--------------------------------------------------------------------------------

     IN ITS DISCRETION, THE TRUSTEE IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. AS OF THE DATE OF THE PROXY STATEMENT FOR THE ANNUAL MEETING, THE BOARD OF DIRECTORS OF THE COMPANY IS NOT AWARE OF ANY SUCH OTHER BUSINESS.

--------------------------------------------------------------------------------

             THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" ALL NOMINEES IN ITEM 1 AND "FOR" THE PROPOSAL IN ITEM 2.

The Trustee of the RRP, Orange County Trust Company, is hereby authorized to vote my shares as indicated above. I understand that if I sign this form without indicating specific instructions, or if I fail to return this form, my shares will not be voted. I understand that my voting instructions will be confidential.

_____________________                      ____________________________________
Date                                       Signature


PLEASE COMPLETE, SIGN, DATE AND SUBMIT THIS FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. YOUR CONFIDENTIAL VOTING INSTRUCTION MUST BE RECEIVED BY THE TRUSTEE NO LATER THAN APRIL 7, 2000.